Exhibit 10.1

TRANSITION SERVICES AGREEMENT

This TRANSITION SERVICES AGREEMENT (this “Agreement”) is made and entered into as of the 2nd day of December, 2019 (the “Effective Date”), by and between ASURE SOFTWARE, INC. (“Seller”), and FM:SYSTEMS GROUP, LLC, a Delaware limited liability company (“Buyer”). All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, Seller is engaged in the Business;

WHEREAS, Buyer, Seller and FMS Bidco UK Limited (“UK Buyer”) have entered into that certain Asset and Equity Purchase Agreement, dated as of October 7, 2019, (the “Purchase Agreement”), pursuant to which Seller agreed to sell to Buyer, and Buyer agreed to purchase from Seller, the Purchased Assets and Seller agreed to sell to UK Buyer, and UK Buyer agreed to purchase from Seller, the Purchased Subsidiaries;

WHEREAS, it is a condition to the Closing that this Agreement be executed; and

WHEREAS, in connection with the purchase of the Purchased Assets by Buyer and the Purchased Subsidiaries by UK Buyer, Seller is willing to provide or cause its Affiliates or Third Party service providers to provide to Buyer, or an Affiliate of Buyer, for purposes of operating the Business, the services (referred to individually as a “Service” and collectively, as the “Services”) set forth on Annex A hereto and made part of this Agreement, as may be amended or supplemented pursuant to the terms of this Agreement (the “Services Annex”), in each case, on a transitional basis, and for the respective fees and subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth in this Agreement, and other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

PROVISION OF SERVICES

Section 1.1            Seller agrees to provide, or to cause its Affiliates or use commercially reasonable efforts to cause its Third Party service providers to provide, the Services to Buyer (or to any Affiliate of Buyer specified in the Services Annex or otherwise designated by Buyer) for the respective periods and on the other terms and conditions set forth in this Agreement and in the Services Annex. The parties agree that, notwithstanding anything to the contrary in this Agreement, to the extent any obligations to provide Services in this Agreement are to be undertaken by Affiliates of Seller or a Third Party, Seller will ensure that such Affiliates and Third Party service providers comply with the applicable provisions of this Agreement, including without limitation any obligations under ARTICLE VI of this Agreement.

Section 1.2            Seller agrees that, except as specifically provided in the Services Annexes or as agreed in writing by the parties, the Services shall be provided in a manner generally consistent with the historical provision of the Services to Buyer by Seller, its Affiliates or Third Party service providers prior to the Closing Date. Without limiting the foregoing, Seller shall perform (or shall cause its Affiliates or use commercially reasonable efforts to cause any Third Party service provider to perform) all Services with at least the same degree (and no less than a reasonable degree) of care, diligence, skill and attention as historically provided in connection with the Business prior to the Closing Date. Seller shall perform the Services (i) in a professional and workmanlike manner, and (ii) in compliance with all applicable Laws.

Section 1.3            Each party hereto agrees that all employees of any party or any of its Affiliates, when on the property of another party or any of its Affiliates or when given access to any equipment, computer, software, network or files owned or controlled by another party or any of its Affiliates, shall conform to the rules and regulations of such other party or its Affiliates concerning physical, computer, and network health, safety and security which applied during the historical provision of the Services prior to the Closing Date or which are made known to the applicable party in advance in writing.

Section 1.4            It is understood and agreed that Seller has used, and will continue to use, Third Party service providers to provide some of the Services to the Buyer. Seller shall have the right to hire other Third Party subcontractors to provide all or part of any Service hereunder and to change the Third Party subcontractors providing all or part of any Service hereunder, provided that (a) the standard of service provided by the subcontractor shall be consistent with Section 1.2, and (b) Seller shall consult with Buyer in good faith to minimize any adverse effect thereof on the provision of the Services.

Section 1.5            The parties hereto acknowledge that they may not have identified all of the services that may be necessary or appropriate for the continued operation and to complete the transition of the Business to Buyer. Within sixty (60) days following the Effective Date, the parties may add additional Services to the Service Annex upon mutual written agreement, including as to the terms and conditions (including fees) applicable to such new Services (the “Additional Services”); provided, however, that upon Buyer’s written request, Seller shall be required to provide any Additional Services that (a) were provided with respect to the Business at any time during the six (6) month period prior to the Closing Date, or with respect to services with are annual in nature, at any time during the twelve (12) month period prior to the Closing Date and (b) are reasonably necessary to be provided to the Business, and if the parties cannot reasonably agree as to the fees to be paid to Seller for such Additional Service, then an hourly rate shall apply with respect to Seller personnel work on such Additional Services calculated using the same methodology used to determine the rates set forth in the Services Annex, and if it is necessary or appropriate for Seller to engage any third-party to provide any such Additional Services, then Seller shall pass through the rates or other costs charged by such third party. For the avoidance of doubt, in no event will any such Additional Services include any Services specifically identified as excluded services on the Services Annex. It is further agreed and understood that, except with respect to this Section 1.5, any reference to a Service or Services shall also include an Additional Service or Additional Services provided hereunder, as applicable. Notwithstanding the foregoing, any further assistance requested by Buyer under this Agreement that is ancillary to and necessary for the delivery of a Service described in the Service Annex shall be considered as part of such Service and not an Additional Service, and thus are not subject to the terms applicable to Additional Services in this Section 1.5.

2

Section 1.6            The Service Annex sets forth a representative of each of Seller and Buyer for each Service who will act as the primary contact persons with respect to the performance of such Service (each, a “Service Coordinator”). Unless otherwise agreed by the parties, all communications relating to a given Service shall be directed to the applicable Service Coordinator. The applicable Service Coordinator for Buyer and Seller for each Service, including relevant contact information, are set forth on the Services Annex. Either party may change any of its Service Coordinators at any time by providing notice to the other party in accordance with Section 7.5 of this Agreement.

Section 1.7            OTHER THAN IN THE CASE OF WILLFUL MISCONDUCT, FRAUD OR GROSS NEGLIGENCE BY SELLER OR ITS AFFILIATES, SELLER’S TOTAL LIABILITY UNDER THIS AGREEMENT SHALL NOT EXCEED THE AGGREGATE AMOUNT PAYABLE BY BUYER HEREUNDER FOR THE SERVICES. EXCEPT AS EXPRESSLY SET FORTH HEREIN, SELLER MAKES NO REPRESENTATIONS AND WARRANTIES OF ANY KIND, IMPLIED OR EXPRESSED, WITH RESPECT TO THE SERVICES, INCLUDING (WITHOUT LIMITATION) WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT, OR TITLE, ALL OF WHICH ARE SPECIFICALLY DISCLAIMED.

Section 1.8            The parties acknowledge and agree that this Agreement does not create a fiduciary relationship, partnership, joint venture or relationships of trust or agency between the parties and that all Services are provided by Seller as an independent contractor.

ARTICLE II

RESPONSIBILITY FOR WAGES AND FEES

For such time as any employees of Seller or any of its Affiliates are providing the Services to Buyer under this Agreement, (i) such employees will remain employees of Seller or such Affiliate, as applicable, and shall not be deemed to be employees of the Buyer for any purpose, and (ii) Seller or such Affiliate, as applicable, shall be solely responsible for the payment and provision of all wages, bonuses and commissions, employee benefits, including, worker’s compensation and the withholding and payment of applicable taxes relating to such employment.

ARTICLE III

TERMS OF PAYMENT AND RELATED MATTERS

Section 3.1            As more fully provided in the Services Annex and Section 3.3, as applicable, and subject to the terms and conditions therein as well as Section 3.4: (i) Seller shall present to Buyer monthly invoices (“Invoices”), which shall set forth in reasonable detail (with such supporting documentation as Buyer may reasonably request with respect to the amounts payable under this Agreement); and (ii) payments pursuant to this Agreement shall be made within fifteen (15) days after the date of an Invoice provided by Seller. Seller reserves the right to charge interest on any amount which has been due from Buyer for more than fifteen (15) days (except for unpaid amounts that are the subject of a good faith dispute), at a rate equal to the prime lending rate (as quoted in the Wall Street Journal on the last Business Day of the month of such overdue Invoice). Notwithstanding anything to the contrary in this Agreement, Seller may suspend provision of any or all Services upon notice to Buyer if any Invoice remains unpaid forty-five (45) days after receipt by Buyer, unless the unpaid amounts are the subject of a good faith dispute (as provided for in Section 3.4). Invoices shall be sent to the representative of Buyer listed on Annex B hereto, by the methods set forth therein. Buyer may change its representative listed on Annex B by notice to Seller provided in accordance with Section 7.5 of this Agreement.

3

Section 3.2            The Services Annex sets forth for each of the Services the expected (as of the Effective Date) final date for the performance of such Service (for each Service, the “Initial Target Date”), which final date applicable to each Service shall be no later than the earlier of: (a) the date that is two times the duration of the period between the Effective Date and the Initial Target Date and (b) nine (9) months after the Effective Date (the “Outside Date”); for illustration purposes, if the Initial Target Date for a Service is (i) three (3) months after the Effective Date, then the Outside Date for such Service would be six (6) months after the Effective Date, and (ii) five (5) months after the Effective Date, then the Outside Date for such Service would be nine (9) months after the Effective Date. Upon the Initial Target Date for each Service or any later expiration of the term of such Service, Buyer may extend the term of such Service for additional, successive one (1) month terms upon Buyer’s written request provided to Seller at least fifteen (15) days prior to such Initial Target Date or other expiration; provided, however, that Buyer agrees that the applicable fee for such Service during any period following the Initial Target Date shall be one hundred and ten percent (110%) of the monthly fee set forth for such Service in the Services Annex. In no event shall Seller be obligated to provide a Service after the applicable Outside Date, unless otherwise agreed in writing by Seller.

Section 3.3            In consideration for the Services, Buyer shall pay to Seller the monthly fees set forth in the Services Annex with respect to each Service that Buyer receives. All fees shall be billed in arrears for Services previously performed. Buyer and Seller shall negotiate in good faith an allocation of any third-party costs not reflected on the Services Annex incurred by the Seller in connection with providing the Services to Buyer pursuant to this Agreement.

Section 3.4            In the event of an Invoice dispute, Buyer shall deliver a written statement to Seller prior to the date payment is due on the disputed Invoice listing all disputed items and providing a reasonably detailed description of the dispute. Amounts not so disputed shall be deemed accepted and shall be paid, notwithstanding disputes on other items, within the period set forth in Section 3.1. The parties shall seek to resolve all such disputes expeditiously and in good faith.

Section 3.5            The parties acknowledge and agree that Buyer may terminate any Service set out in the Services Annex for its convenience upon twenty (20) days’ prior written notice to Seller (a “Service Reduction Notice”), provided that the Services Annex may expressly limit the ability for Buyer to terminate or reduce certain Services while keeping other particular Services (“Dependent Services”), in which case such Dependent Services may only be terminated together and not independently of each other or only in part (or as otherwise prescribed in the Services Annex). If Buyer provides a Service Reduction Notice, Seller shall use commercially reasonable efforts to reduce, to the extent designated by Buyer, the Services as soon as practicable and the costs associated with the provision of the Services that are the subject of the Service Reduction Notice (the “Discontinued Services”), and, subject to the following, Buyer shall not be responsible for any costs with respect to any of the Discontinued Services after ten (10) days following the provision to Seller of the applicable Service Reduction Notice, except that Buyer will remain responsible for paying to Seller any fees or costs for such Service (as set forth in the Services Annex) that Seller incurs and cannot reasonably eliminate resulting from an extension of such Service beyond the Initial Target Date. Notwithstanding the foregoing, Buyer shall continue to be liable hereunder to Seller for all costs associated with the provision of Services that are not the Discontinued Services.

4

Section 3.6            Buyer shall comply with the applicable terms of all third party agreements relating to any of the Services provided hereunder if and to the extent such agreements or the respective terms have been provided or otherwise disclosed in writing in advance to Buyer.

Section 3.7            Buyer shall be responsible for all sales or use Taxes imposed or assessed as a result of the provision of Services by Seller.

Section 3.8            Reserved.

Section 3.9            Seller shall, at its sole cost and expense, use commercially reasonable efforts to obtain all consents, authorizations, waivers, and approvals from any Third Party that are required for Seller to perform the Services or Buyer to receive the Services (“Consents”). To the extent that any Consent is required with respect to any Service, Seller shall not provide such Service without obtaining such Consent, except as otherwise as agreed in writing by the parties. All license fees, temporary right to use fees, royalties or other amounts payable to any Third Party that may be required for Seller to perform, or for Buyer to receive, any of the Services, including obtaining any Consents shall be borne by the parties in the following proportion: fifty percent (50%) of such fees, royalties, and other amounts borne by Seller, and the remaining fifty percent (50%) of such fees, royalties, and other amounts borne by Buyer. Buyer shall have the right to approve any such amounts, and shall provide such approval or rejection promptly. In the event Buyer does not approve such amounts, Seller shall be excused from performance of the corresponding Service(s) without any further obligation or liability to the extent performing such Service(s) is prejudiced by such non-approval. Without limiting the foregoing, if Seller is not able to obtain any such Consent (other than due to Buyer’s failure to approve related costs), Seller shall promptly notify Buyer and each of Buyer and Seller shall work in good faith and use commercially reasonable efforts to arrange as soon as practicable an alternative means of obtaining or providing, respectively, such Service that is the same in all material respects as the benefit provided under or by the relevant Service for which the Consent was required and that is reasonably satisfactory to Buyer (with any incremental cost associated with such alternative means borne equally by Seller and Buyer). If Buyer and Seller are unable to arrange such an alternative means within twenty (20) Business Days after the Effective Date, Buyer may terminate any affected Service, and Seller shall be excused from performance of the corresponding Service(s) without any further obligation or liability.

5

ARTICLE IV

TERM

This Agreement shall terminate upon the earliest to occur of any of the following: (a) termination or expiration (i.e., lapse of the Outside Dates for each of the Services) of all Services, (b) the date that is nine (9) months after the Closing Date (except with respect to those Services that have an Initial Target Date that exceeds nine (9) months, in which case the term of this Agreement shall terminate with respect to such Service on the Initial Target Date of such Service), (c) thirty (30) days after Buyer submits written notice of intent to terminate this Agreement to Seller, and (d) mutual written agreement by the parties to terminate this Agreement. Notwithstanding the foregoing, to the extent that this Agreement is required in order to provide Buyer with the benefit of any non-assignable Contract that constitutes a Purchased Asset, this Agreement shall remain in effect with respect to such Contract until the earlier of (a) the applicable renewal date under such Contract or (b) the effective date of the termination of the Contract.

ARTICLE V

FORCE MAJEURE

The obligations of Seller, Buyer and their respective Affiliates under this Agreement shall be suspended during the period and to the extent that such Person is prevented or hindered from complying therewith by any of the following causes beyond its reasonable control: (i) acts of God, (ii) weather conditions, fire or explosion, (iii) war, invasion, riot or other civil unrest, (iv) order or regulation of a Governmental Authority, (v) Legal Proceedings, embargoes or blockades in effect on or after the date of this Agreement, (vi) Legal Proceeding by any Governmental Authority, (vii) national or regional emergency, (viii) strikes, labor stoppages or slowdowns or other industrial disturbances, (ix) shortage of adequate power or transportation facilities, or (x) any other event which is beyond the reasonable control of such Person. In such event, the party whose obligations are suspended shall give notice of suspension as soon as reasonably practicable to the party to which such obligations are owed stating the date and extent of such suspension and the cause thereof, and shall remove or otherwise address the impediment to action as soon as reasonably practicable and resume the performance of such obligations as soon as reasonably practicable thereafter.

6

ARTICLE VI

CONFIDENTIALITY

Section 6.1            From and after the date of this Agreement, Buyer shall not, and shall cause its Subsidiaries receiving Services hereunder and their respective officers, managers, directors, employees, auditors and other agents (collectively, “Representatives”) not to, disclose to any other Person (other than Buyer’s Affiliates) any Seller TSA Confidential Information; provided that Buyer or its Subsidiaries may disclose Seller TSA Confidential Information (i) to the extent required by Law, in any report, statement, testimony or other submission to any Governmental Authority having jurisdiction over Buyer or such Subsidiaries, as applicable, (ii) as may be reasonably necessary in connection with any Tax Returns, accounting records or financial reporting obligations or any audit or (iii) in order to comply with any Law applicable to Buyer or such Subsidiaries, as applicable, or as legally required by any summons, subpoena or other legal process or formal or informal investigative demand issued to Buyer or such Subsidiaries, as applicable, in the course of any litigation, investigation or administrative proceeding; provided, further, that, if Buyer or any such Subsidiary becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Seller TSA Confidential Information, Buyer or such Subsidiaries, as applicable, shall (to the extent permitted by Law) provide Seller with prompt prior written notice of such requirement and, to the extent reasonably practicable, cooperate with Seller and Seller’s Affiliates (at Seller’s expense) to obtain a protective order or similar remedy to cause such Seller TSA Confidential Information not to be disclosed, including interposing all available objections thereto. In the event that such protective order or other similar remedy is not obtained, Buyer or its applicable Subsidiaries shall furnish only that portion of Seller TSA Confidential Information that has been legally compelled, and shall exercise its reasonable best efforts to obtain assurance that confidential treatment will be accorded such disclosed Seller TSA Confidential Information. Buyer hereby agrees, and shall cause its applicable Subsidiaries and Representatives, to protect Seller TSA Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of Seller TSA Confidential Information as Buyer uses to protect its own confidential information of a like nature. To the extent that an Affiliate of Buyer that is not a Subsidiary of Buyer is a recipient of Services pursuant to Section 1.1, Buyer shall ensure that such Affiliate complies with the provisions of this Section 6.1 that are applicable to a Subsidiary of Buyer.

Section 6.2            From and after the date of this Agreement, Seller shall not, and shall cause its Affiliates and its and its Affiliates’ Representatives not to, use other than in the performance of the Services or disclose to any other Person (other than Seller’s Affiliates or Third Party service providers in the performance of the Services) any Buyer TSA Confidential Information; provided that Seller or its Affiliates may disclose Buyer TSA Confidential Information (i) to the extent required by Law, in any report, statement, testimony or other submission to any Governmental Entity having jurisdiction over Seller or its Affiliates, as applicable, (ii) as may be reasonably necessary in connection with any Tax Returns, accounting records or financial reporting obligations or any audit or (iii) in order to comply with any Law applicable to Seller or its Affiliates, as applicable, or as legally required by any summons, subpoena or other legal process or formal or informal investigative demand issued to Seller or its Affiliates, as applicable, in the course of any litigation, investigation or administrative proceeding; provided, further, that, if Seller or any of its Affiliates becomes legally compelled by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar judicial or administrative process to disclose any Buyer TSA Confidential Information, Seller shall (to the extent permitted by Law) provide Buyer with prompt prior written notice of such requirement and, to the extent reasonably practicable, cooperate with Buyer or its respective Affiliates, as applicable (at Buyer’s expense) to obtain a protective order or similar remedy to cause Buyer TSA Confidential Information not to be disclosed, including interposing all available objections thereto. In the event that such protective order or other similar remedy is not obtained, Seller or its applicable Affiliates shall furnish only that portion of Buyer TSA Confidential Information that has been legally compelled, and shall exercise its reasonable best efforts to obtain assurance that confidential treatment will be accorded such disclosed Buyer TSA Confidential Information. Seller hereby agrees, and shall cause its Affiliates and its and its Affiliates’ Representatives and its Third Party service providers, to protect Buyer TSA Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of Buyer TSA Confidential Information as Seller uses to protect its own confidential information of a like nature.

7

Section 6.3            “Seller TSA Confidential Information” means all non-public information disclosed under or in connection with this Agreement by Seller or its Affiliates or their respective Representatives to Buyer or any of its Affiliates or their respective Representatives regarding Seller or its Affiliates, and not constituting Buyer TSA Confidential Information; provided that “Seller TSA Confidential Information” shall not include information which (i) is or becomes generally available to the public (other than as a result of its disclosure in violation of Section 6.1 above), (ii) was already known to Buyer (other than by previous disclosure by Seller or its Affiliates or their respective Representatives) as of the Effective Date and not subject to any duty of confidentiality to Seller or its Affiliates, (iii) is independently developed by Buyer or its Affiliates without reference to any Seller TSA Confidential Information or (iv) after the Closing Date, is lawfully made available or known to Buyer or its Affiliates by a Person not known by Buyer to be subject to any duty of confidentiality to Seller or its Affiliates or their respective Representatives. “Buyer TSA Confidential Information” means all non-public information related to the Buyer and to the Business other than any information used in Seller’s or its Affiliates’ other businesses as of the Closing Date, and any other non-public information disclosed under or in connection with this Agreement by Buyer or its Affiliates or their respective Representatives; provided that “Buyer TSA Confidential Information” shall not include information which (1) is or becomes generally available to the public (other than as a result of its disclosure in violation of Section 6.2 above), (2) after the Closing Date, is independently developed by Seller or its Affiliates without reference to any Buyer TSA Confidential Information or (3) after the Closing Date, is lawfully made available or known to Seller or its Affiliates by a Person not known by Seller to be subject to any duty of confidentiality to Buyer or its Affiliates or their Representatives.

ARTICLE VII

MISCELLANEOUS

Section 7.1            Survival. The following provisions shall survive expiration or earlier termination of this Agreement: ARTICLE III, ARTICLE VI and ARTICLE VII.

Section 7.2            Assignment; Binding Effect. This Agreement and the rights and obligations hereunder are not assignable by any party unless such assignment is consented to in writing by the other parties; provided that a party may, without the consent of the other party, assign its rights hereunder to one or more of its Affiliates; provided, further, that Buyer may assign this Agreement or its rights hereunder, in whole or in part, to an acquirer in connection with the transfer or sale of any or all of the business or assets of Buyer. Subject to the preceding sentence, this Agreement and all the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding the foregoing, each party and their direct and indirect Subsidiaries (or any or all of them) may assign their respective rights and obligations pursuant to this Agreement to any of their lenders as collateral security.

8

Section 7.3            Choice of Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without regard to the conflict of laws principles of the State of Delaware.

Section 7.4            Jurisdiction and Service of Process. With respect to any Legal Proceeding resulting from, relating to or arising out of this Agreement, each of the parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the United States of America located in the state of Delaware or, if such court will not accept jurisdiction, any court of competent civil jurisdiction sitting in the state of Delaware. In any such Legal Proceeding, each of the parties hereto irrevocably and unconditionally waives and agrees not to assert by way of motion, as a defense or otherwise (i) any claim that it is not subject to the jurisdiction of the above courts, (ii) that its property is exempt or immune from attachment or execution, (iii) that such Legal Proceeding is brought in an inconvenient forum, (iv) that the venue of such Legal Proceeding is improper, (v) that such Legal Proceeding should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such courts. Each of the parties hereto hereby agrees not to commence any such Legal Proceeding other than before one of the above-named courts. Each of the parties hereto also hereby agrees that any final and unappealable judgment against a party in connection with any such Legal Proceeding shall be conclusive and binding on such party and that such judgment may be enforced in any court of competent jurisdiction, either within or outside of the United States. A certified or exemplified copy of such award or judgment shall be conclusive evidence of the fact and amount of such award or judgment. With respect to any Legal Proceeding for which it has submitted to jurisdiction pursuant to this Section 7.4, each party irrevocably consents to service of process in the manner provided for the giving of notices pursuant to Section 7.5 of this Agreement. Nothing in this Section 7.4 shall affect the right of any party to serve process in any other manner permitted by Law. The foregoing consent to jurisdiction shall not (a) constitute submission to jurisdiction or general consent to service of process in the State of Delaware for any purpose except with respect to any Legal Proceeding resulting from, relating to or arising out of this Agreement or (b) be deemed to confer rights on any Person other than the respective parties to this Agreement.

Section 7.5            Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile (with confirmation of transmission) or e-mail of a PDF document if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this ):

9

If to the Seller:

Asure Software, Inc.

3700 N. Capital of Texas Hwy, Suite 350

Austin, TX 78746

Attention: Pat Goepel

Email: pgoepel@asuresoftware.com

with a copy (which shall not constitute notice) to:

Messerli & Kramer, P.A.

100 South Fifth Street, Suite 1400

Minneapolis, MN 55402

Attention: Katheryn A. Gettman

Email: kgettman@messerlikramer.com

If to Buyer:

Accel-KKR
2500 Sand Hill Rd # 300
Menlo Park, CA 94025
Attention: Dean Jacobson
Attention: Joe Porten
Email: Dean@accel-kkr.com
Email: Jporten@accel-kkr.com

and to:

FM:Systems Group, LLC

2301 Sugar Bush Road Suite 500

Raleigh, NC 27612

Attention: Kurt Von Koch

Email: kvonkoch@fmsystems.com

with a copy (which shall not constitute notice) to:

Goodwin Procter LLP
601 Marshall Street
Redwood City, CA 94063
Attention: Scott B. Joachim
Email: SJoachim@goodwinlaw.com

10

Section 7.6            Headings. The headings contained in this Agreement are inserted for convenience only and shall not be considered in interpreting or construing any of the provisions contained in this Agreement.

Section 7.7            Entire Agreement. This Agreement, including all Services Annexes, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to such subject matter.

Section 7.8            Interpretation.

(a)           When a reference is made to an Article, Section, or Annex, such reference shall be to an Article, Section, or Annex to, this Agreement unless otherwise indicated.

(b)           Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(c)           Unless the context requires otherwise, words using the singular or plural number also include the plural or singular number, respectively, the use of any gender herein shall be deemed to include the other genders, words denoting natural persons shall be deemed to include business entities and vice versa and references to a Person are also to its permitted successors and assigns.

(d)           References to “dollars” or “$” are to U.S. dollars.

(e)           References to “U.S.” are to the United States of America.

(f)            The terms “hereof,” “herein” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement.

(g)           References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder (provided that for purposes of any representations and warranties contained in this Agreement that are made as of a specific date or dates, references to any statute shall be deemed to refer to such statute, as amended, and to any rules or regulations promulgated thereunder, in each case, as of such date or dates).

Section 7.9            Waiver and Amendment. This Agreement may be amended, modified or supplemented only by a written mutual agreement executed and delivered by Seller and Buyer. Except as otherwise provided in this Agreement, any failure of any party to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligations, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 7.10          Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their permitted successors and assigns, and nothing herein express or implied shall give or be construed to give to any Person, other than the parties hereto and such permitted successors and assigns, any legal or equitable rights hereunder.

11

Section 7.11          Severability. If any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

Section 7.12          Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which when executed, shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument binding upon each of the parties hereto notwithstanding the fact that all parties are not signatory to the original or the same counterpart. For purposes of this Agreement, facsimile and pdf signatures shall be deemed originals.

Section 7.13          Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT, ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED PURSUANT TO THE PURCHASE AGREEMENT, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED PURSUANT TO THE PURCHASE AGREEMENT.

[Signature page follows]

12

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year first above written.

ASURE SOFTWARE, INC.

By:	/s/ Patrick Goepel
	Name:	Patrick Goepel
	Title:	Chief Executive Officer and President

FM:SYSTEMS GROUP, LLC

By:	/s/ Joe Porten
	Name:	Joe Porten
	Title:	Vice President

[Transition Services Agreement]

ANNEX A

SERVICES ANNEX

ANNEX B

DELIVERY OF INVOICES